Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

			State of Incorporation or
Parent	Subsidiary	Percentage of Ownership	Organization
Monarch Community Bancorp, Inc.	Monarch Community Bank	100%	United States

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